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                                                                    EXHIBIT 10.1

                                    AGREEMENT

                                     BETWEEN

             DCI INC., A BODY CORPORATE, WITH A HEAD OFFICE LOCATED IN THE CITY OF ROSEAU, IN THE COMMONWEALTH OF DOMINICA
                HEREINAFTER REFERRED TO AS THE "MASTER LICENSEE")

                                       AND

             ICRYSTAL INC., A PUBLICLY TRADED COMPANY WITH A TRADING
              SYMBOL ICRS, TRADING ON THE NASD OTC BB, (HEREINAFTER
                     REFERRED TO AS THE "SOFTWARE PROVIDER")


                                       AND

STEFAN SCHOENUNG                                                  KURT NEUER
SANDH=USER STR 4                       AND                     ROSENSTR. 119
68723 OFERSHEIM                                               68199 MANNHEIM
GERMANY                                                              GERMANY
                              TO AS THE "LICENSEES"


WHEREAS the Master Licensee has an ongoing internet casino operation located in the city of Roseau in the Commonwealth of Dominica complete with 24 hour customer support and all necessary technical, e-commerce and server equipment necessary to sustain multiple Internet casino sites;

AND WHEREAS the Software Provider is in the business of creating and developing unique and proprietary internet gaming and website software;

AND WHEREAS the Master Licensee is desirous of licensing 4 themed Internet Casino sites, hereinafter referred to as the "Casinos", which are based upon a concept or themes as determined by the Licensee, but which are operated by the Master Licensee based upon software licensed from the Software Provider;




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THEREFORE, the parties hereto hereby agree to the following terms and conditions;

1. SOFTWARE PROVIDER'S COMPENSATION: The Licensee shall pay the Software Provider the sum of $80,000.00 USD (eighty thousand dollars) for EACH of the 4 themed Casino sites to be paid in the following manner;

FIRST CASINO

$  30,000.00     Upon execution of this Agreement
   20,000.00     On or before opening date of the Casino
   30,000.00     Within 60 days after the opening date of the Casino
  ----------
$  80,000.00     USD TOTAL


SECOND THROUGH FOURTH CASINOS

$  30,000.00     Upon determination of each Casino theme
   20,000.00     On or before opening date of each Casino
   30,000.00     Within 60 days after the opening date of each Casino
  ----------
$  80,000.00     USD TOTAL FOR EACH CASINO

In addition, the Software Provider will receive 20% of the NET GAMING REVENUE from each of the themed Casinos. NET GAMING REVENUE, is more fully described in Clause 6 of this Agreement


2. MASTER LICENSEE'S COMPENSATION: The Master Licensee shall receive 10% of the NET GAMING REVENUE from each of the themed Casinos. In addition, the Licensee shall pay the Master Licensee the sum of $3,000.00 USD per month for each Casino for every month the Master Licensee hosts the Licensee's Casino sites.

3. LICENSEE'S COMPENSATION: The Licensee shall receive 70% of the NET GAMING REVENUE from each of the themed Casinos.

4. DUTIES AND OBLIGATIONS OF THE MASTER LICENSEE: The Master Licensee shall be responsible for, but not limited to, the following duties and obligations;

a. To provide 24 hour live customer service and support for the Casinos.
b. To maintain all hardware and servers associated with the Casinos.
c. To provide e-cash services and credit card processing for the customers of the Casinos.
d. To pay, as required, the Software Provider's and the Licensee's portion of NET GAMING REVENUE by the 16th day of the following month from which the revenue was received.
e. To be responsible for the bandwidth charges relating to the operation of the Casinos.

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f     Upon request of the licensee, will add bonus monies to individual customer accounts and provide assistance in other promotional activities as deemed necessary by the Licensee.
g. Provide a detailed statement of Licensee's Casino revenue, including identification of clients who are charging back purchases.


5. DUTIES AND OBLIGATIONS OF THE LICENSEE: The Licensee shall be responsible for, but not limited to, the following duties and obligations;

a. To provide direction and insight into the development of the theme of the websites.
b. To be responsible for the promotion and advertising for the Casinos.
c. To be responsible for payment with regard to the promotion and advertising for the Casinos.

6. DUTIES AND OBLIGATIONS OF THE SOFTWARE PROVIDER: The Software Provider shall be responsible for, but not limited to, the following duties and obligations;

a. To create complete websites for the 4 Casinos based upon themes and styles as determined and directed by the Licensee. Once the site is completed, any modification to the website or Casino that is requested by the Licensee and agreed to by the Service Provider shall be charged out to the Licensee at the Software Provider's hourly rate which is currently $40.00 USD per hour.
b. To provide a games package to each Casino site consisting of unique casino style games. The games package for the first casino is fully described in Schedule "A" hereto attached. Any changes to the games package after the Casino site commences operation must have the written approval of the Software Provider and will be implemented at an additional cost to the Licensee.
c.    To continue to develop state of the art casino style games.
d. To provide the Licensee with Casino Management Software "Crystal Access" for each casino which will enable the Licensee to adequately monitor all aspects of the casino. This includes viewing of full client, individual client's game transactions, casino turnover and profit, data of chargebacks, and the viewing and changing the game configurations of each game.
e. To provide technical support regarding the software at all times at no charge. The Software Provider also has taken all necessary steps to ensure the software is Y2K compliant.
f.    To provide SSH access to the Licensee.


7.   NET GAMING REVENUE:  Net Gaming Revenue is described as follows;

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Customer Purchases
LESS Customer Payouts
LESS E-Commerce Charges (currently 10%)
LESS Rolling Reserve (10% of net deposits (purchases less payouts) held for 180 days)
LESS Chargebacks
LESS Jurisdiction Tax (Dominica = 5% of net deposits)
LESS Hosting Fee (USD 3000)
= NET GAMING REVENUE


IT SHOULD BE NOTED THAT THE ABOVE E-CASH CHARGES ARE SUBJECT TO CHANGE AND THAT THE HOLDBACK AMOUNT WILL BE AVAILABLE FOR DISTRIBUTION AS SOON AS IT IS RELEASED BY THE CREDIT CARD PROCESSOR. IN ADDITION, DOMINICA JURISDICTION TAX MAY NOT APPLY AS THE MASTER LICENSEE MAY OPERATE THE LICENSEE'S CASINOS OUT OF A DIFFERENT JURISDICTION THAN DOMINICA.


8. RELATIONSHIP: There is an existing Master Licensee Agreement in place between the Software Provider and the Master Licensee. It is agreed by all parties that once the websites are completed and the Casino sites delivered, the obligations, other than ongoing technical support of the Software, Provider will have been deemed to be completed and the fees earned in their entirety.

9. GAMES PACKAGES: Once the Games Packages have been agreed upon by both parties, they shall be signed off by both parties and become an integral part of this Agreement. It is understood by both parties hereto that the Games Packages shall consist of a variety of games comprised from the various versions of video poker, slot machines, blackjack, keno and other games which will be made available from time to time.

10. ADVERTISING EXPENDITURE: The Licensee agrees to spend a minimum of 4% of the previous month's NET GAMING REVENUE on advertising and promotional expenditures on any calendar month.

11. TERM: This Agreement shall he binding upon, and endure to the benefit of the parties hereto for a ten-year period from the date of execution. Provided there is no breach, the Licensee may extend this Agreement for a further ten-year period provided that the Licensee gives both the Software Provider and the Master Licensee written notice of its intent at least 60 days prior to the expiry of the first ten-year period.

12. NON-EXCLUSIVE: It is understood by all parties hereto that the Software Provider is in the business of licensing its proprietary software and that the software provided for either the websites or the Casinos are of a non-exclusive nature and that the Software Provider will be licensing out similar or identical software or games to other parties at its sole discretion.

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13. DELIVERY DATE: It is recognized and understood by all parties that the
Software Provider shall make every effort to deliver both the websites and the Casinos on an expedited basis but, as input from the Master Licensee will be required, there is no guarantee as to the expected completion date.

14. TERMINATION: Any party may terminate this Agreement upon breach by any of the other parties by giving 60 days written notice of the details of the breach and allowing the offending party the opportunity to cure such breach during the 60 day notice period. If any party receives notice from any other party of an alleged breach, the breach must be a breach as determined by court justice or the independent arbitrator as set forth in Clause 13 of this Agreement All parties addressed for receipt of formal notices are written below. In the event the address changes for any of the parties, it is the responsibility of that party to notify the other parties.

Software Provider

    ICrystal Im.
    3237 King George Hwy.
    Suite 101 B
    Surrey, BC Canada, V4P 1B7


Master Licensee

    DCI Inc.
    42 Hillsborough St.
    Roseau, Dominica


Licensees

     Stefan Schoenung                                            Kurt Neuer
     Sandh=user Str 4           and                              Rosenstr. 1 19
     68723 Oftersheim                                            68199 Mannheim
     Germany                                                     Germany


15. ARBITRATION: Any dispute regarding this Agreement shall be settled by binding independent arbitration in effect for the province of British Columbia, Canada and all parties hereto agree to accept and abide by the decision of the arbitrator.

16. SITUS: This Agreement shall be interpreted under the laws of the province of British Columbia, Canada and if any part of this Agreement should be found to be unenforceable, then the remainder of the Agreement shall remain unaffected.

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17. PREAMBLE: The preamble is and forms an integral part of this Agreement.

18. TIME: Time is of the essence hereof.

19. BINDING: This Agreement shall be binding upon the heirs, assigns, trustees, assessors or court appointed agents or insolvency agents or representatives of any of the parties hereto.

20. ASSIGNMENTS: This Agreement may be assigned by any party but not without the express written approval of the other two parties, such written approval will not be unreasonably withheld.

21. PROFITABILITY: There is no guarantee as to the profitability of the Casinos and it is totally understood by the parties that the ultimate profitability of the Casinos shall be determined by the marketing skills of the Licensee.

This Agreement supercedes any other agreements, written or verbal, and there are no other agreements, guarantees, conditions, clauses, or warranties except those expressed herein.

Dated this 25 day of April, 2000 in the cities of Vancouver, British Columbia, Mannheim, Germany, and Roseau, Dominica. The parties hereto have hereby executed this Agreement and affixed their corporate seal where applicable.


MASTER LICENSEE                                      SOFTWARE PROVIDER
DCI INC.                                                 ICRYSTAL INC.


/s/ DAN WU                               /s/ LARRY HRABI
--------------------------               --------------------------
James Wu                                 Larry Hrabi
Director                                 CEO
/s/ Dan
/s/ D.W.

LICENSEES

/s/ STEFAN SCHOENUNG                     /s/ KURT NEUER
--------------------------               --------------------------
Stefan Schoenung                         Kurt Neuer


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                                   SCHEDULE A


GAMES PACKAGE FIRST CASINO


Blackjack
Jacks or Better Video Poker
Deuces Wild Video Poker
Joker Video Poker
8 Line Slot
9 Payline 5 Reel Slot
3 Reel Slot
Jacks or Better Triple Play
Deuces Wild Triple Play
Joker Triple Play
Keno


In addition, the program is built with an auto update program thus allowing for new games to be added in the future. You have the option of adding 5 additional games, free of extra charge, in the future such as Caribbean Stud, Pai Gow, Craps, Roulette etc.